Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report March 5, 2018 with respect to the consolidated financial statements of Restoration Robotics, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in the Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Denver, Colorado

August 9, 2018